SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007
GENVEC, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24469	23-2705690

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
65 West Watkins Mill Road
Gaithersburg, MD

(Address of principal executive offices)
20878

(Zip code)
(240) 632 0740

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On January 30, 2007, GenVec, Inc. (the “Company”) entered into an agreement with the United States Department of Homeland Security (“DHS”). The agreement provides up to $15.1 million over three years, comprised of an initial $6.0 million commitment expected to be realized during FY 2007 and an additional $9.1 million if DHS exercises its annual renewal options. Under the agreement, the Company will continue the development of prototype adenovector-based vaccines against foot-and-mouth disease with the goal of having vaccines suitable for eventual licensure by the United States Department of Agriculture (“USDA”) Center for Veterinary Biologics (“CVB”).
     A copy of the Company’s press release regarding this agreement is filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits
99.1	Press Release dated February 1, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.
/s/Paul H. Fischer
Paul H. Fischer, Ph.D.
President and Chief Executive Officer

Date: February 1, 2007

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